RESIGNATION LETTER

September 30, 2010

MedClean Technologies, Inc.
3 Trowbridge Drive
Bethel, Connecticut 06801

Gentlemen:

This letter confirms that I, Kenneth L. Londoner, hereby resign from my position on the board of directors of MedClean Technologies, Inc. (the “Company”) effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

By:  /s/ Kenneth L. Londoner
Kenneth L. Londoner